Exhibit 1

Agreement of Joint Filing

Pursuant to 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned persons hereby agree to file with the Securities and Exchange Commission the Statement on Schedule 13D (the “Statement”) to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.

IN WITNESS WHEREOF, the undersigned have executed this Agreement.

Dated: September 2, 2014

QVT FINANCIAL LP		QVT FUND V LP

By:	QVT Financial GP LLC, its General Partner	By:	QVT Associates GP LLC, its General Partner

By:	/s/ Daniel Gold	By:	/s/ Daniel Gold
	Name: Daniel Gold		Name: Daniel Gold
	Title: Managing Member		Title: Managing Member

By:	/s/ Arthur Chu	By:	/s/ Arthur Chu
	Name: Arthur Chu		Name: Arthur Chu
	Title: Managing Member		Title: Managing Member

QVT FINANCIAL GP LLC		QVT ASSOCIATES GP LLC

By:	/s/ Daniel Gold	By:	/s/ Daniel Gold
	Name: Daniel Gold		Name: Daniel Gold
	Title: Managing Member		Title: Managing Member

By:	/s/ Arthur Chu	By:	/s/ Arthur Chu
	Name: Arthur Chu		Name: Arthur Chu
	Title: Managing Member		Title: Managing Member

Page 11 of 12 pages

Appendix A

Covered Persons

Name of Covered Person	Principal Business Address	Principal Occupation

Daniel Gold	QVT Financial LP 1177 Avenue of the Americas, 9th Floor New York, New York 10036	Investment Management

Nicholas Brumm	QVT Financial LP 1177 Avenue of the Americas, 9th Floor New York, New York 10036	Investment Management

Arthur Chu	QVT Financial LP 1177 Avenue of the Americas, 9th Floor New York, New York 10036	Investment Management

Tracy Fu	QVT Financial LP 1177 Avenue of the Americas, 9th Floor New York, New York 10036	Investment Management

Page12 of 12 pages